AMENDMENT NO. 7 TO SERVICE AGREEMENT

BETWEEN

INTEGRAMED AMERICA, INC.

AND

REPRODUCTIVE SCIENCE CENTER OF THE SAN FRANCISCO BAY AREA, a Medical Corporation

THIS AMENDMENT NO. 7 TO SERVICE AGREEMENT (“Amendment No. 7"), is dated October 12, 2010 by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at Two Manhattanville Road, Purchase, New York 10577 (“IntegraMed”) and Reproductive Science Center of the San Francisco Bay Area, a California medical corporation, with its principal place of business at 3160 Crow Canyon Road, Suite 150, San Ramon, California 94583 (“RSC”).

RECITALS:

Whereas, IntegraMed and RSC are parties to a Service Agreement dated January 7, 1997, as amended (the “Agreement”);and

Whereas, IntegraMed and RSC wish to amend further the Agreement, in pertinent part, to clarify certain financial and other terms and conditions;

Now Therefore, in consideration of the mutual promises and covenants herein contained, and as contained in the Agreement, IntegraMed and RSC agree as follows:

1.           Section 3.1.1 is hereby deleted in its entirety and the following substituted therefor:

“3.1.1                      PC hereby engages IntegraMed to provide the Business Services and IntegraMed agrees to provide the Business Services in the Counties of Alameda and Contra Costa, California on an exclusive basis (the “Territory”). PC agrees to limit its use of the Business Services to the Territory without the prior written consent of IntegraMed. PC hereby engages IntegraMed to provide the Business Services and IntegraMed agrees to provide the Business Services in the County of  Santa Clara, California on a non-exclusive basis (the “Extended Territory”).   In the event an opportunity arises for IntegraMed to enter into a business service agreement with another medical practice in the Extended Territory, IntegraMed reserves the right to do so without regard to PC maintaining an office in the Extended Territory.  Accordingly, in such event, IntegraMed would continue to provide the Business Services to PC on a non-exclusive basis in the Extended Territory. None of the Business Services made available to PC includes any physician medical functions. To the extent the Business Services assist PC in performing medical functions, all Technical Employees provided by IntegraMed shall be subject to the professional supervision of PC. The parties agree that the ‘Decision-Making Authority for Integrated Entities Criteria’ developed by the California Medical Association which provides a framework for compliance with the California corporate practice proscriptions shall be utilized by the parties as a guide with respect to the business services provided under this Agreement.”

2.           Section 6.5 is hereby deleted in its entirety and the following substituted therefor:

“6.5           Fixed Asset Interest.   PC agrees to pay IntegraMed interest equal to the prime rate plus 2% of IntegraMed’s primary bank on IntegraMed net fixed assets at the Facilities in excess of $1.5 million.”

3.           Sections 7.3  is hereby deleted in its entirety and the following substituted therefor:

“7.3           This Agreement shall commence on January 7, 1997 and expire on or about the date the new lease between IntegraMed and Sunset Development Corporation expires which is approximately June 30, 2026 (the “Term”), unless sooner terminated as herein provided. However, unless either party gives the other written notice not less than one year prior to June 30, 2026 of its intent not to extend the Term, this Agreement shall automatically renew on July1, 2026 for successive 25-year terms (each, a “Renewal Term”), with each Renewal Term subject to a one-year prior notification of non-renewal.”

4.           All other provisions of the Agreement, as amended, not in conflict with this Amendment  No. 7  remain in full force and effect.

IN WITNESS WHEREOF, the parties have signed this Amendment No. 7 as the date first written above.

IntegraMed America, Inc.

By:     /s/Andrew Mintz
Andrew Mintz, Executive Vice President and President
Attain® Fertility Centers Division

Reproductive Science Center of the San Francisco Bay Area,
A Medical Corporation

By:    /s/Mary Hinckley
Mary Hinckley, M.D., President